Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-272177, 333-270245, 333-257972, 333-231336 and 333-219382) and Form S-3 (Nos. 333-267499 and 333-266302) of Cibus, Inc. of our report dated April 14, 2023, relating to the consolidated financial statements of Cibus Global, LLC (the “Company”), which appears in this Form 8-K/A. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

June 29, 2023